UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2007
VERASUN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

SOUTH DAKOTA	001-32913	20-3430241

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 22ND AVENUE
BROOKINGS, SD	57006

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (605) 696-7200
NO CHANGE

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Purchase Agreement
Amended and Restated Bylaws of Verasun Energy Corporation
Indenture
Fourth Supplemental Indenture
Registration Rights Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
On May 11, 2007, VeraSun Energy Corporation (the “Company”) and its subsidiaries entered into a Purchase Agreement with Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC (the “Initial Purchasers”), for the sale of $450 million aggregate principal amount of 9 3/8% Senior Notes due 2017 (the “Notes”) at a price to the public of 99.5% of the aggregate principal amount of the Notes pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are guaranteed on a senior unsecured basis by all of the Company’s subsidiaries (the “Guarantors”). The Purchase Agreement provides that the holders of the Notes will be entitled to the benefits of a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company agrees, subject to certain exceptions, to consummate a registered exchange offer no later than 365 days after the closing of the offering of the Notes.
The sale of the Notes contemplated by the Purchase Agreement was consummated on May 16, 2007. The net proceeds from the sale of the Notes, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, are expected to be approximately $436.4 million.
The Notes are governed by an indenture dated May 16, 2007, among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Indenture”). The Notes are unsecured. Interest is payable on the Notes on June 1st and December 1st of each year, beginning on December 1, 2007. The Notes will mature on June 1, 2017. The Company may redeem some or all of the Notes at any time prior to June 1, 2012 by paying a make-whole premium. In addition, on or after June 1, 2012, the Company may redeem all or part of the Notes at redemption prices specified in the Indenture. Before June 1, 2010, the Company may redeem up to 35% of the aggregate principal amount of the Notes then outstanding at 109.375% of the principal amount, plus accrued and unpaid interest to, but not including the redemption date, with the proceeds of certain equity offerings if at least 65% of the aggregate principal amount of the Notes outstanding immediately prior to each such redemption remains outstanding immediately after such redemption.
The following are events of default that could, subject to certain conditions provided in the Indenture, cause the unpaid principal amount of the Notes to become due and payable prior to the stated maturity date:
•	default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•	default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

•	default in the performance or breach of provisions relating to merger, consolidation or sale of assets by the Company or any Guarantor or the failure by the Company to make or consummate an offer to purchase the Notes, if required by the Indenture, and such default or breach continues for a period of 30 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the Notes;

•	the Company or any Guarantor defaults in the performance of or breaches any other covenant or agreement in the Indenture or under the Notes and such default or breach continues for a period of 60 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the Notes;

•	certain events of default under any existing debt of the Company or any Guarantor with a principal amount in excess of $30,000,000 that causes acceleration of such debt or failure to make a principal payment on such debt that is not made, waived or extended within 30 days of such payment default;

•	any final judgment or order for the payment of money in excess of $30,000,000 in the aggregate rendered against the Company or any Guarantor that is not paid or discharged within 30 consecutive days following entry of the final judgment or order during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

•	certain events of bankruptcy, insolvency or reorganization affecting the Company or certain Guarantors; or

•	repudiation by the Company or any Guarantor of obligations under its security or note guarantee or, except as permitted by the Indenture, a note guarantee of certain Guarantors is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.
The above description of the Purchase Agreement, the Registration Rights Agreement and the Indenture does not purport to be a complete statement of the parties’ rights and obligations under each such agreement and is qualified in its entirety by reference to the Purchase Agreement, the Registration Rights Agreement and Indenture, each of which is attached to this Current Report on Form 8-K and incorporated herein by reference.
In addition, on May 16, 2007, the Company and the Guarantors entered into to a Fourth Supplemental Indenture with Wells Fargo Bank, N.A. in order to add VeraSun Biodiesel, LLC as a guarantor to the indenture dated as of December 21, 2005 (as supplemented), relating to the Company’s 9 7/8% Senior Secured Notes due 2012.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
The information set forth under Item 1.01 “Entry Into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 17, 2007, the Board of Directors of the Company approved and adopted an amendment to its Amended and Restated Bylaws to add a new Section 2.14 specifying the process for proposing business at an annual shareholder meeting and the process for nominating directors at a shareholder meeting.
The Amended and Restated Bylaws, as amended, are filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01 Other Events.
On May 14, 2007, the Company announced the pricing of its $450 million Notes offering, offered pursuant to Rule 144A under the Securities Act and Regulation S thereunder.
A press release announcing the pricing of the Notes is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
1.1	Purchase Agreement, dated May 11, 2007, by and among VeraSun Energy Corporation, VeraSun Aurora Corporation, VeraSun Fort Dodge, LLC, VeraSun

Charles City, LLC, VeraSun Marketing, LLC, VeraSun Hartley, LLC, VeraSun Biodiesel, LLC, VeraSun Welcome, LLC, VeraSun Granite City, LLC and VeraSun Reynolds, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC.

3.1	Amended and Restated Bylaws of VeraSun Energy Corporation (as amended).

4.1	Indenture, dated May 16, 2007, by and among VeraSun Energy Corporation, VeraSun Aurora Corporation, VeraSun Fort Dodge, LLC, VeraSun Charles City, LLC, VeraSun Marketing, LLC, VeraSun Hartley, LLC, VeraSun Biodiesel, LLC, VeraSun Welcome, LLC, VeraSun Granite City, LLC and VeraSun Reynolds and Wells Fargo, N.A.

4.2	Fourth Supplemental Indenture, dated May 16, 2007, by and among VeraSun Energy Corporation, VeraSun Aurora Corporation, VeraSun Fort Dodge, LLC, VeraSun Charles City, LLC, VeraSun Marketing, LLC, VeraSun Hartley, LLC, VeraSun Biodiesel, LLC, VeraSun Welcome, LLC, VeraSun Granite City, LLC and VeraSun Reynolds and Wells Fargo, N.A.

4.3	Registration Rights Agreement, dated May 16, 2007, by and among VeraSun Energy Corporation, VeraSun Aurora Corporation, VeraSun Fort Dodge, LLC, VeraSun Charles City, LLC, VeraSun Marketing, LLC, VeraSun Hartley, LLC, VeraSun Biodiesel, LLC, VeraSun Welcome, LLC, VeraSun Granite City, LLC and VeraSun Reynolds, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC.

99.1	Press Release issued by the Company on May 14, 2007.

SIGNATURES
       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VERASUN ENERGY CORPORATION
Date: May 17, 2007	/s/ Donald L. Endres
Donald L. Endres
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
1.1	Purchase Agreement, dated May 11, 2007, by and among VeraSun Energy Corporation, VeraSun Aurora Corporation, VeraSun Fort Dodge, LLC, VeraSun Charles City, LLC, VeraSun Marketing, LLC, VeraSun Hartley, LLC, VeraSun Biodiesel, LLC, VeraSun Welcome, LLC, VeraSun Granite City, LLC and VeraSun Reynolds, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC.

3.1	Amended and Restated Bylaws of VeraSun Energy Corporation (as amended).

4.1	Indenture, dated May 16, 2007, by and among VeraSun Energy Corporation, VeraSun Aurora Corporation, VeraSun Fort Dodge, LLC, VeraSun Charles City, LLC, VeraSun Marketing, LLC, VeraSun Hartley, LLC, VeraSun Biodiesel, LLC, VeraSun Welcome, LLC, VeraSun Granite City, LLC and VeraSun Reynolds and Wells Fargo, N.A.

4.2	Fourth Supplemental Indenture, dated May 16, 2007, by and among VeraSun Energy Corporation, VeraSun Aurora Corporation, VeraSun Fort Dodge, LLC, VeraSun Charles City, LLC, VeraSun Marketing, LLC, VeraSun Hartley, LLC, VeraSun Biodiesel, LLC, VeraSun Welcome, LLC, VeraSun Granite City, LLC and VeraSun Reynolds and Wells Fargo, N.A.

4.3	Registration Rights Agreement, dated May 16, 2007, by and among VeraSun Energy Corporation, VeraSun Aurora Corporation, VeraSun Fort Dodge, LLC, VeraSun Charles City, LLC, VeraSun Marketing, LLC, VeraSun Hartley, LLC, VeraSun Biodiesel, LLC, VeraSun Welcome, LLC, VeraSun Granite City, LLC and VeraSun Reynolds, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC.

99.1	Press Release issued by the Company on May 14, 2007.